UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

Valcom, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28416	58-1700840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2113A Gulf Boulevard, Indian Rocks Beach, FL 33785
(Address of principal executive offices and zip code)

(727) 953-9778
(Registrant’s telephone number, including area code)

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 15, 2008, Valcom, Inc. (“the Company” or “Valcom”) entered into an Agreement for the Purchase and Sale of Common Stock (the “Agreement) by and among Faith TV LLC (“Faith TV”), A. Kenneth Curtis, William Curtis, Jim West, Mark McGregor (A. Kenneth Curtis, William Curtis, Jim West and Mark McGregor, collectively the “Faith TV Shareholders”) and the Company, whereby the Faith TV Shareholders own 100% of the issued and outstanding stock of Faith TV and the Company purchased from the Faith TV Shareholders 100% of their respective ownership in Faith TV.  In consideration for the purchase of 100% of the issued and outstanding stock of Faith TV, the Company paid an aggregate purchase price of $900,000 in cash and 100,000 shares of Preferred Class C Stock of the Company, valued at one dollar per share (the “Purchase Price”).  The Purchase Price shall be dispensed in two parts, as follows:

Part One: $150,000 and the 100,000 shares of Preferred Stock valued at $1.00 per share paid at the time of closing.  The payment of this amount will be net of the deposit of $25,000 paid as a refundable deposit with the Letter of Intent and attributable to the Purchase Price at closing.

Part Two: Seven Hundred and Fifty Thousand Dollars ($750,000) will be paid on the following dates (the “Deferred Payments”):
(i)	February 17, 2009- $150,000
(ii)	April 17, 2009- $150,000
(iii)	June 1, 2009- $200,000
(iv)	September 17, 2009- $250,000

The Company provided as security for the Deferred Payments, 1,000,000 shares of the Company.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Form of Agreement for the Purchase and Sale of Common Stock by and among Faith TV LLC,A. Kenneth Curtis, William Curtis, Jim West, Mark McGregor and Valcom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valcom, Inc.

By:	/s/ Vince Vellardita
Vince Vellardita
Chief Executive Officer

Date: December 19, 2008

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